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                                                                       EXHIBIT 5





                                                               December 14, 1994




Houston Industries Incorporated
5 Post Oak Park
4400 Post Oak Parkway
Houston, Texas 77027


Ladies and Gentlemen:

                 As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Houston Industries Incorporated, a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 250,000 shares (the "Shares") of common stock, without par value, of the Company (the "Common Stock") to be issued from time to time pursuant to the Houston Industries Energy, Inc. Long-Term Project Incentive Compensation Plan, certain legal matters in connection with the Shares are being passed upon for you by us. Such compensation plan as in effect on the date hereof is referred to as the "Plan." At your request, this opinion is being furnished to you for filing as Exhibit 5 to the Registration Statement.

                 In our capacity as your counsel in the connection referred to above, we have examined the Plan, the Company's Restated Articles of Incorporation and its Amended and Restated Bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed.

                 We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

                 Based upon our examination as aforesaid and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                 1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas.





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Houston Industries Incorporated             -2-             December 14, 1994





                 2. Upon the issuance and delivery of the Shares in accordance with the Plan, such Shares will be duly authorized, validly issued, fully paid and nonassessable.

                 The opinions set forth above are limited in all respects to matters of Texas law and applicable federal law as in effect on the date hereof.

                                              Very truly yours,


                                              /s/ Baker & Botts, L.L.P.